MASTER RELATED AGREEMENT TO
APPLICABLE DISTRIBUTION PLANS
(CLASS C SHARES AND CLASS C5 SHARES)
This Master Related Agreement (the “Agreement”) is entered into in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) by each registered investment company, listed in Schedule A to this Agreement (each individually referred to as a “Fund”, or collectively, “Funds”), severally, on behalf of each of the series of common stock or beneficial interest, as the case may be, set forth in Schedule A to this Agreement (each, a “Portfolio”), with respect to the Class C Shares of each such Portfolio listed on Schedule A. This Agreement, being made between Invesco Distributors, Inc., formerly Invesco Aim Distributors, Inc.,(“Distributors”) and each Fund, on behalf of each applicable Portfolio, defines the services to be provided by Distributors, or its designees, for which it is to receive payments pursuant to the applicable Distribution Plans (Class C Shares and Class C5 Shares) (the “Plans”) adopted by each of the Funds. The Plans have been approved by a majority of the directors/trustees (“Trustees”) of each of the Funds, including a majority of the Trustees who have no direct or indirect financial interest in the operation of the Plans or this Agreement (the “Dis-Interested Trustees”), by votes cast in person at a meeting called for the purpose of voting on the Plans.
1.	a. Distributors may use payments received pursuant to Paragraph 2 of this Agreement to provide continuing personal shareholder services to customers who may, from time to time, directly or beneficially own shares of the Funds. Continuing personal shareholder services may include but are not limited to, distributing sales literature to customers, answering routine customer inquiries regarding the Funds, assisting customers in changing dividend options, account designations and addresses, and in enrolling in any of several special investment plans offered in connection with the purchase of the Funds’ shares, assisting customers in the establishment and maintenance of customer accounts and records and in the placement of purchase and redemption transactions, assisting customers in investing dividends and capital gains distributions automatically in shares, and providing such other services as the Funds or the customer may reasonably request and Distributors agrees to provide. Distributors will not be obligated to provide services which are provided by a transfer agent for a Fund with respect to a Portfolio.
b. Distributors may also use the payments received pursuant to Paragraph 2 of this Agreement for distribution-related services. As used in this Agreement, “distribution-related services” shall mean any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, organizing and conducting sales seminars, implementing advertising programs, engaging finders and paying finders fees, printing prospectuses and statements of additional information (and supplements thereto) and annual and semi-annual reports for other than existing shareholders, preparing and distributing advertising material and sales literature, making supplemental payments to dealers and other institutions as asset-based sales charges, and administering the Plan.
c. Distributors may provide the services described in paragraphs a. and b. above either directly or through third parties (its “designees”).

1	04/30/2010

2.	For the services provided by Distributors or its designees pursuant to this Agreement, each Fund shall pay Distributors a fee, calculated at the end of each month at the annual rate set forth in Schedule A, or such lesser rate as shall be agreed to by Distributors, as applied to the average net asset value of the shares of such Fund purchased or acquired through exchange on or after the Plan Calculation Date shown for such Fund on Schedule A.

3.	The total of the fees calculated for all of the Funds listed on Schedule A for any period with respect to which calculations are made shall be paid to Distributors within 10 days after the close of each month.

4.	Distributors shall furnish the Funds with such information as shall reasonably be requested by the Trustees of the Funds with respect to the fees paid to Distributors pursuant to this Agreement.

5.	Distributors shall furnish the Trustees of the Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

6.	Distributors may enter into other similar Master Related Agreements with any other investment company without a Fund’s consent.

7.	This Agreement shall become effective immediately upon its approval by a majority of the Trustees of each of the Funds, including a majority of the Dis-Interested Trustees, by votes cast in person at a meeting called for the purpose of voting on the Plans and this Agreement.

8.	This Agreement shall continue in full force and effect as long as the continuance of the Plans and this Agreement are approved at least annually by a vote of the Trustees, including a majority of the Dis-Interested Trustees, cast in person at a meeting called for the purpose of voting thereon.

9.	This Agreement may be terminated with respect to any Fund at any time without payment of any penalty by the vote of a majority of the Trustees of such Fund who are Dis-interested Trustees or by a vote of a majority of the Fund’s outstanding shares, on sixty (60) days’ written notice. It will be terminated by any act which terminates the Fund’s Plan, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act.

10.	This Agreement may be amended by mutual written agreement of the parties.

11.	All communications should be sent to the address of each signor as shown at the bottom of this Agreement.

12.	This Agreement shall be construed in accordance with the laws of the State of Texas.

2	04/30/2010

INVESCO DISTRIBUTORS, INC.

	By:	/s/ John S. Cooper
	Name:	John S. Cooper
	Title:	President
11 Greenway Plaza, Suite 100 Houston, Texas 77046-1173
Attn: President

Effective April 30, 2010
FUND (listed in Schedule A)
on behalf of the Class C Shares of each Portfolio listed on Schedule A

	By:	/s/ John M. Zerr
	Name:	John M. Zerr
	Title:	Senior Vice President

3	04/30/2010

SCHEDULE “A” TO
RELATED AGREEMENT

	Maximum Aggregate
Fund	Fee Rate*	Plan Calculation Date
AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)
Invesco Core Plus Bond Fund C Shares	1.00	June 2, 2009
Invesco Floating Rate Fund C Shares	0.75	April 14, 2006
Invesco Global Real Estate Income Fund C Shares	1.00	March 12, 2007
Invesco Structured Core Fund C Shares	1.00	March 31, 2006
Invesco California Tax-Free Income Fund C Shares	1.00	February 12, 2010
Invesco Equally-Weighted S&P 500 Fund C Shares	1.00	February 12, 2010
Invesco S&P 500 Index Fund C Shares	1.00	February 12, 2010
Invesco Van Kampen American Franchise Fund C Shares	1.00	February 12, 2010
Invesco Van Kampen Equity and Income Fund C Shares	1.00	February 12, 2010
Invesco Van Kampen Growth and Income Fund C Share	1.00	February 12, 2010
Invesco Van Kampen Pennsylvania Tax Free Income Fund C Shares	1.00	February 12, 2010
Invesco Van Kampen Small Cap Growth Fund C Shares	1.00	February 12, 2010

AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)
Invesco Capital Development Fund C Shares	1.00	August 4, 1997
Invesco Charter Fund C Shares	1.00	August 4, 1997
Invesco Constellation Fund C Shares	1.00	August 4, 1997
Invesco Diversified Dividend Fund C Shares	1.00	December 31, 2001
Invesco Summit Fund C Shares	1.00	October 31, 2005

AIM FUNDS GROUP (INVESCO FUNDS GROUP)
Invesco European Small Company Fund C Shares	1.00	August 31, 2000
Invesco Global Core Equity Fund C Shares	1.00	December 29, 2000
Invesco International Small Company Fund C Shares[1]	1.00	August 31, 2000
Invesco Small Cap Equity Fund C Shares	1.00	August 31, 2000

AIM GROWTH SERIES (INVESCO GROWTH SERIES)
Invesco Balanced-Risk Retirement Now Fund C Shares	1.00	January 31, 2007
Invesco Balanced-Risk Retirement Now Fund C5 Shares	1.00	February 12, 2010
Invesco Balanced-Risk Retirement 2020 Fund C Shares	1.00	January 31, 2007
Invesco Balanced-Risk Retirement 2020 Fund C5 Shares	1.00	February 12, 2010
Invesco Balanced-Risk Retirement 2030 Fund C Shares	1.00	January 31, 2007
Invesco Balanced-Risk Retirement 2030 Fund C5 Share	1.00	February 12, 2010
Invesco Balanced-Risk Retirement 2040 Fund C Shares	1.00	January 31, 2007
Invesco Balanced-Risk Retirement 2040 Fund C5 Shares	1.00	February 12, 2010
Invesco Balanced-Risk Retirement 2050 Fund C Shares	1.00	January 31, 2007
Invesco Balanced-Risk Retirement 2050 Fund C5 Shares	1.00	February 12, 2010

[1]	The fund is closed to new investors.

4	12/19/2011

	Maximum Aggregate
Fund	Fee Rate*	Plan Calculation Date
Invesco Global Equity Fund C Shares	1.00	May 29, 1998
Invesco Growth Allocation Fund C Shares	1.00	April 30, 2004
Invesco Income Allocation Fund C Shares	1.00	October 31, 2005
Invesco International Allocation Fund C Shares	1.00	October 31, 2005
Invesco Mid Cap Core Equity Fund C Shares	1.00	May 3, 1999
Invesco Moderate Allocation Fund C Shares	1.00	April 30, 2004
Invesco Conservative Allocation Fund C Shares	1.00	April 29, 2005
Invesco Small Cap Growth Fund C Shares[1]	1.00	May 3, 1999
Invesco Convertible Securities Fund C Shares	1.00	February 12, 2010
Invesco Van Kampen Leaders Fund C Shares	1.00	February 12, 2010
Invesco Van Kampen U.S. Mortgage Fund C Shares	1.00	February 12, 2010

AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)
Invesco Asia Pacific Growth Fund C Shares	1.00	November 1, 1997
Invesco European Growth Fund C Shares	1.00	November 1, 1997
Invesco Global Growth Fund C Shares	1.00	August 4, 1997
Invesco Global Small & Mid Cap Growth Fund C Shares	1.00	August 4, 1997
Invesco International Core Equity Fund C Shares	1.00	June 1, 2000
Invesco International Growth Fund C Shares	1.00	August 4, 1997

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)
Invesco Balanced-Risk Allocation Fund C Shares	1.00	May 29, 2009
Invesco Balanced-Risk Commodity Strategy Fund C Shares	1.00	November 29, 2010
Invesco China Fund C Shares	1.00	March 31, 2006
Invesco Developing Markets Fund C Shares	1.00	March 1, 1999
Invesco Emerging Market Local Currency Debt Fund C Shares	1.00	June 14, 2010
Invesco Emerging Markets Equity Fund C Shares	1.00	May 31, 2011
Invesco Global Health Care Fund C Shares	1.00	March 1, 1999
Invesco International Total Return Fund C Shares	1.00	March 31, 2006
Invesco Endeavor Fund C Shares	1.00	November 4, 2003
Invesco Small Companies Fund C Shares	1.00	November 4, 2003
Invesco Commodities Strategy Fund C Shares	1.00	February 12, 2010
Invesco Pacific Growth Fund C Shares	1.00	February 12, 2010
Invesco Premium Income Fund C Shares	1.00	December 14, 2011
Invesco Small Companies Fund C Shares	1.00	November 4, 2003

AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)
Invesco Dynamics Fund C Shares	1.00	June 1, 2000
Invesco Global Real Estate Fund C Shares	1.00	April 29, 2005
Invesco High Yield Fund C Shares	1.00	August 4, 1997
Invesco Money Market Fund C Shares[2]	0.65	August 4, 1997

[1]	The fund is closed to new investors.

[2]	Effective July 1, 2009, this fee rate was reduced from 0.75% to 0.65%.

5	12/19/2011

	Maximum Aggregate
Fund	Fee Rate*	Plan Calculation Date
Invesco Money Market Fund C5 Shares	1.00	February 12, 2010
Invesco Municipal Bond Fund C Shares	1.00	August 4, 1997
Invesco Real Estate Fund C Shares[1]	1.00	August 4, 1997
Invesco Short Term Bond Fund C Shares	0.65	August 30, 2002
Invesco U.S. Government Fund C Shares	1.00	August 4, 1997
Invesco High Yield Securities Fund C Shares	1.00	February 12, 2010
Invesco Van Kampen Corporate Bond Fund C Shares	1.00	February 12, 2010

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)
Invesco Energy Fund C Shares	1.00	June 1, 2000
Invesco Gold & Precious Metals Fund C Shares	1.00	June 1, 2000
Invesco Leisure Fund C Shares	1.00	June 1, 2000
Invesco Technology Fund C Shares	1.00	June 1, 2000
Invesco Utilities Fund C Shares	1.00	September 28, 2001
Invesco Technology Sector Fund C Shares	1.00	February 12, 2010
Invesco U.S. Mid Cap Value Fund C Shares	1.00	February 12, 2010
Invesco Van Kampen American Value Fund C Shares	1.00	February 12, 2010
Invesco Van Kampen Comstock Fund C Shares	1.00	February 12, 2010
Invesco Van Kampen Mid Cap Growth Fund C Shares	1.00	February 12, 2010
Invesco Van Kampen Small Cap Value Fund C Shares	1.00	February 12, 2010
Invesco Van Kampen Value Opportunities Fund C Share	1.00	February 12, 2010

AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)
Invesco High Income Municipal Fund C Shares	1.00	December 22, 1997
Invesco Van Kampen High Yield Municipal Fund C Shares	1.00	February 12, 2010
Invesco Van Kampen Intermediate Term Municipal Income Fund C Shares	1.00	February 12, 2010
Invesco Van Kampen Municipal Income Fund C Shares	1.00	February 12, 2010
Invesco Van Kampen New York Tax Free Income Fund C Shares	1.00	February 12, 2010

*	Of this amount, 0.25% is paid as a shareholder servicing fee and the remainder is paid as an asset based sales charge, as these terms are defined under the rules of the FINRA.

6	12/19/2011